UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 12, 2014

Heritage Oaks Bancorp
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

000-25020	77-0388249
(Commission File Number)	(IRS Employer Identification No.)

1222 Vine Street, Paso Robles, CA	93446
(Address of principal executive offices)	(Zip Code)

805-369-5200
(Registrant's Telephone Number, Including Area Code)

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Heritage Oaks Bancorp (Nasdaq: HEOP) announced the appointment of Lonny D. Robinson as Executive Vice President and Chief Financial Officer of the Company and Heritage Oaks Bank. Mr. Robinson will join the company on Wednesday, March 19, 2014.

Mr. Robinson has more than 30 years of financial services industry experience, most of it at the executive management and Chief Financial Officer level. He has been involved in all aspects of finance including financial planning, analysis, and reporting, mergers and acquisitions, accounting, budgeting, financial and management information systems, and corporate finance. He will serve as a key member of the Heritage Oaks executive team and will be responsible for directing and overseeing the company's finance and accounting functions.

Prior to joining Heritage Oaks Bancorp, he served as Executive Vice President and CFO at Banc of California and Private Bank of California with a combined asset base of $3.5 billion. Prior to this position, Robinson served as Executive Vice President and Chief Financial Officer at Hanmi Financial Corporation, a $2.8 billion bank headquartered in southern California and held senior financial management positions at Opportunity Bank, Western Community Bancshares, and Center Financial Corporation. Prior to his banking career, he was a CPA with accounting firm, Ernst & Young.

The terms of Mr. Robinson's employment arrangement with the Bank provide that he will: (i) earn an initial annual salary of $250,000, (ii) receive a relocation allowance of $25,000; (iii) receive a restricted stock grant with a fair value up to $100,000 and a five-year vesting schedule; (iv) receive incentive stock options with a fair value up to $40,000 and a three-year vesting schedule; (v) be eligible to participate in the Bank's incentive compensation plan, (vi) be eligible to participate in the Bank's 401(k) Plan, (vii) receive an auto allowance of $1,000 per month, and (viii) be eligible to participate in the Bank's other general employee benefits available to Company and Bank employees.

Mr. Robinson is a graduate of Westminster College with a degree in Accounting and Business. He also received graduate banking degrees from the University of Georgia and the University of Texas.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heritage Oaks Bancorp
Date: March 12, 2014	By: /s/ WILLIAM RAVER William Raver Corporate Secretary

Exhibit Index

Exhibit Number	Description
99.1	Press Release Dated March 12, 2014